Exhibit 99.1
EXECUTION COPY
[CINCINNATI BELL]
FIRST AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 18, 2008, is entered into among CINCINNATI BELL FUNDING LLC (the “Seller”), CINCINNATI BELL INC. (the “Servicer”), the Purchasers and Purchaser Agents parties hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Purchaser Group (the “Administrator”).
RECITALS
     1. The parties hereto are parties to the Receivables Purchase Agreement, dated as of March 23, 2007 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Agreement”); and
     2. The parties hereto desire to amend the Agreement as hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
     SECTION 2. Amendments to the Agreement.
     2.1 The definition of “Euro-Rate” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:
“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate per annum for deposits in U.S. Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrator from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate determined by reference to the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Composite of London interbank offered rates shown on Bloomberg Finance L.P. Screen US0001M or appropriate successor
     Euro-Rate =
1.00 — Euro-Rate Reserve Percentage
where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate determined by reference to the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).
     2.2 Clause (B) of Section 1(n)(ii) of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:
(B) the Seller may declare and pay dividends or make distributions (1) if no amounts are then outstanding under the Company Notes, at any time and (2) if any amounts are then outstanding under the Company Notes, once per fiscal year (or as otherwise consented to by the Administrator in its sole discretion, such consent not to be unreasonably withheld).
     2.3 Clause (B) of Section 1(n)(iii) of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:
(B) any Restricted Payment (including any dividend) if, prior to or after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
     SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator, each Purchaser and each Purchaser Agent as follows:
     (a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
     (b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
     (c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
     SECTION 4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
     SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[Signatures begin on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CINCINNATI BELL FUNDING LLC, as Seller

By:	/s/ Kimberly Sheehy
Name:
Title:

CINCINNATI BELL INC., as Servicer

By:	/s/ Kimberly Sheehy
Name:
Title:
S-1
First Amendment to RPA (Cincinnati Bell)

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ William P. Falcon
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group

By:	/s/ William P. Falcon
Name:
Title:

MARKET STREET FUNDING LLC, as a Related Committed Purchaser and as Conduit Purchaser

By:	/s/ Doris J. Hearn
Name:
Title:
S-2
First Amendment to RPA (Cincinnati Bell)

SOCIÉTÉ GÉNÉRALE, as Purchaser Agent for the Barton Capital LLC Purchaser Group

By:	/s/ James F. Ahern
Name:
Title:

BARTON CAPITAL LLC, as a Related Committed Purchaser and as Conduit Purchaser

By:	/s/ Doris J. Hearn
Name:
Title:
S-3
First Amendment to RPA (Cincinnati Bell)